EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

To the board of directors XenaCare Holdings, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement of XenaCare Holdings, Inc. on Form SB-2 of our report dated September 22, 2006, on the consolidated financial statements of XenaCare Holdings, Inc. as of December 31, 2005 and for the years in the period then ended which appear in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.



/S/ JEWITT SCHWARTZ & ASSOCIATES
--------------------------------
Hollywood, Florida

December 21, 2006